Exhibit 10.29

CompUSA Inc.

c/o Gordon Brothers Group, LLC

101 Huntington Avenue, 10th Floor

Boston, MA 02199

February 14, 2008

Systemax, Inc.

11 Harbor Park Drive

Port Washington, NY 11050

Attention: Richard Leeds, Chairman and CEO

Facsimile: (516) 608-3501

Ladies and Gentlemen:

Reference is made to the Asset Purchase Agreement, dated January 5, 2008 (the “Asset Purchase Agreement”), by and among Systemax Inc., a Delaware corporation (“Systemax”), New SAH Corp., a Delaware corporation and a wholly-owned subsidiary of Systemax, DotDeal Inc., a Florida corporation and a wholly-owned subsidiary of Systemax, Longhorn Inc., a Delaware corporation and a wholly-owned subsidiary of Systemax (the “Real Estate Buyer”), and CompUSA Inc., a Delaware corporation.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

1.1        Amendment.   In accordance with Section 10.10 of the Asset Purchase Agreement, the Parties hereby agree to amend the Asset Purchase Agreement as follows:

Section 2.1(b) of the Asset Purchase Agreement is amended to add the following at the end thereof:

“Notwithstanding anything herein or in any Closing Notice to the contrary, (i) the Real Estate Closing for the Purchased Real Estate Assets and Assumed Real Estate Liabilities relating to the Acquired Premises located in Altamonte Springs, Florida, Orlando, Florida, Plano, Texas and Guaynabo, Puerto Rico shall occur on March 3, 2008, or such date or dates as the Parties may mutually agree, (ii) the Real Estate Closing for the Purchased Real Estate Assets and Assumed Real Estate Liabilities relating to the Acquired Premises located in Plantation, Florida shall occur on February 25, 2008, or such date as the Parties may mutually agree and (iii) the Real Estate Closing for the Purchased Real Estate Assets and Assumed Real Estate Liabilities relating to the Acquired Premises located in Clearwater, Florida, in Brandon, Florida and at 9041 Southside Blvd., Unit #118, Jacksonville, Florida 32256, shall occur on February 18, 2008, or such date or dates as the Parties may mutually agree; provided, that, with respect to the Real Estate Closings set forth in subparagraph (iii), the Real Estate Buyer shall be deemed to have satisfied its obligations set forth in Section 2.5(b) hereof and the closing condition set forth in Section 8.3(d) hereof if the Real Estate Buyer delivers the applicable Real Estate Purchase Price for these Acquired Premises by no later than 4:00 p.m. on February 19, 2008.”

1.2        Escrow Account.  The Parties hereby acknowledge and agree that, notwithstanding anything in the Asset Purchase Agreement or in any Closing Notice to the contrary, the amount set forth on Schedule I attached hereto of the applicable Real Estate

Purchase Price for the Purchased Real Estate Assets relating to the Acquired Premises located in Miami, Florida and Altamonte Springs, Florida (the “Escrowed Amounts”) shall be deposited into an escrow account (the “Escrow Account”) for such time and subject to the terms and conditions set forth in that certain Escrow Agreement, dated as of February     , 2008, among Wilmington Trust Company, the Seller and the Real Estate Buyer.  The Parties acknowledge that with respect to the Escrowed Amounts, and only with respect to the these amounts, the Escrow Account is the account designated by Seller to receive the Real Estate Purchase Price pursuant to Section 2.5(b) of the Asset Purchase Agreement.  The remaining amount of the applicable Real Estate Purchase Price for such Purchased Real Estate Assets shall be delivered to the Seller’s account previously designated by the Seller and otherwise as set forth in the Asset Purchase Agreement.

1.3        Governing Law.  This Letter shall be governed by and construed in accordance with the laws of the State of New York.

1.4        Headings.  The caption headings in this Letter are for convenience only and are not intended to be a part of this Letter and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

1.5        Counterparts and Signature.  This Letter may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.  All signatures of the parties to this Letter may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.

1.6        Effect on Asset Purchase Agreement. Except as modified hereby, the Asset Purchase Agreement shall continue in full force and effect in accordance with its terms.

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Very truly yours,

COMPUSA INC.

	By:	/s/ William Weinstein
Name: William Weinstein
Title: President

Acknowledged and Agreed as of this 14th day of February, 2008

SYSTEMAX INC.

	By:	/s/ Curt Rush
Name: Curt Rush
Title: Secretary

NEW SAH CORP.

	By:	/s/ Curt Rush
Name: Curt Rush
Title: Secretary

DOTDEAL INC.

	By:	/s/ Curt Rush
Name: Curt Rush
Title: Secretary

LONGHORN INC.

	By:	/s/ Curt Rush
Name: Curt Rush
Title: Secretary

SCHEDULE I

Escrowed Amounts

Acquired Premise	Escrowed Amount
1. Store No. 607 located at 130 E. Altamonte Dr., Altamonte Springs, FL 32701.	$200,000
2. Store No. 615 located at 7440 North Kendall Dr., Miami, FL 33156.	$375,000